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EXHIBIT 99.3
FORM OF PROXY OF NPS

PROXY

NPS PHARMACEUTICALS, INC.

SPECIAL MEETING OF STOCKHOLDERS

_____________, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NPS PHARMACEUTICALS, INC.

The undersigned constitutes and appoints Hunter Jackson, Ph.D. and James U. Jensen, and each of them, as Proxy or Proxies of the undersigned, with power of substitution, to vote all shares of common stock of NPS Pharmaceuticals, Inc., registered in the name provided herein which the undersigned is entitled to vote, at the Special Meeting of Stockholders or any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the Special Meeting. This Special Meeting will be held at ______________ located at _______________ at _______, local time on __________, 2003. This Proxy is given in accordance with the following instructions, and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, each dated __________, 2003. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of NPS Pharmaceuticals, Inc., gives notice of such revocation.

This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED BELOW, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE SPECIAL MEETING.

THE BOARD OF DIRECTORS OF NPS PHARMACEUTICALS, INC. RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

PROPOSAL 1
To adopt the Agreement and Plan of Reorganization by and among NPS Pharmaceuticals, Inc., Enzon Pharmaceuticals, Inc., Momentum Merger Corporation, Newton Acquisition Corporation and Einstein Acquisition Corporation.	FOR	AGAINST	ABSTAIN

PROPOSAL 2
To approve amendments to the NPS Pharmaceuticals, Inc. 1994 Employee Stock Purchase Plan, or ESPP, to increase the number of shares of NPS common stock reserved for issuance thereunder from 260,000 to 360,000 shares and to extend the term of the NPS ESPP until March 19, 2013.	FOR	AGAINST	ABSTAIN

Dated: ___________________________, 2003

Signature

Signature if held jointly

Do you plan to attend the Special Meeting? Yes No

Please date this Proxy and sign your name exactly as it appears hereon. Joint owners should each sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please indicate your title as such. If executed by a corporation, the Proxy should be signed in the corporate name by a duly authorized officer who should indicate his title. Please date, sign and mail this proxy card in the enclosed envelope.

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